UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 3, 2004

MERISTAR HOSPITALITY CORPORATION

(Exact name of registrant as specified in its charter)

1-11903
(Commission File Number)

MARYLAND	72-2648842
(State or other jurisdiction	(I.R.S. Employer
of incorporation)	Identification No.)

4501 NORTH FAIRFAX DRIVE
ARLINGTON, VIRGINIA 22203
(Address of principal executive offices)

Registrant’s telephone number, including area code: (703) 812-7200

ITEM 12. RESULTS OF OPERATIONS AND FINANCIAL CONDITION

     On August 3, 2004, MeriStar Hospitality Corporation issued a press release announcing its results for the second quarter ended June 30, 2004. The press release is attached hereto as Exhibit 99.1 and is incorporated by reference into this item. The information in this Current Report is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities of that Section. The information in this Current Report shall not be incorporated by reference into any registration statement or other document pursuant to the Securities Act of 1933, except as shall be expressly set forth by specific reference in any such filing.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MERISTAR HOSPITALITY CORPORATION
By:	/s/ Jerome J. Kraisinger Jerome J. Kraisinger Executive Vice President, Secretary and General Counsel

Date: August 3, 2004